Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-252853 on Form S-1 of our report dated December 16, 2020, relating to the financial statements of TCO Group Holdings, Inc. (now known as InnovAge Holding Corp.). We also consent to the reference of us under the heading “Experts” in such Registration Statement.

DELOITTE & TOUCHE LLP

Denver, Colorado

March 3, 2021